LOAN AND SECURITY AGREEMENT

                          Dated as of September 4, 1996

                                 By and Between

                            SIEMENS STROMBERG-CARLSON

                                     LENDER

                                       AND

                               GST SWITCHCO, INC.

                                    BORROWER

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

LOAN AND SECURITY AGREEMENT.................................................. 1

RECITALS .....................................................................1

ARTICLE I.....................................................................1
    DEFINITIONS...............................................................1
         1.1   DEFINITIONS....................................................1

ARTICLE II....................................................................9
    LOANS.....................................................................9

         2.1   AGREEMENT TO LEND..............................................9
         2.2   THE NOTE......................................................12
         2.3   TERM LOANS....................................................12
         2.4   INTEREST ON LOANS.............................................13
         2.5   TERM LOAN PAYMENTS............................................13
         2.6   DEFAULT RATE OF INTEREST......................................14
         2.7   OPTIONAL PREPAYMENT OF NOTE; MANDATORY PREPAYMENT OF NOTE.....14
         2.8   PAYMENT, ETC..................................................14
         2.9   MAXIMUM LAWFUL INTEREST RATE..................................15
         2.10  INDEMNIFICATION FOR FAILURE TO BORROW.........................15
         2.11  ADDITIONAL EQUIPMENT..........................................15
         2.12  LEASES........................................................15
         2.13  SECURITY AGREEMENT............................................15
         2.14  EXTENSION.....................................................15

ARTICLE III..................................................................16
    REPRESENTATIONS AND WARRANTIES...........................................16
         3.1   ORGANIZATION; POWERS..........................................16
         3.2   AUTHORIZATION BY BORROWER.....................................16
         3.3   FINANCIAL STATEMENTS..........................................17
         3.4   NO MATERIAL ADVERSE CHANGE....................................17
         3.5   LITIGATION....................................................17
         3.6   TAX RETURNS...................................................17
         3.7   NO DEFAULTS...................................................17
         3.8   PROPERTIES....................................................18
         3.9   LICENSES, ETC.................................................18
         3.10  COMPLIANCE WITH LAWS..........................................18
         3.11  ERISA.........................................................19
         3.12  INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT....19
         3.13  FEDERAL RESERVE REGULATIONS...................................19

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
         3.14  COLLATERAL....................................................19
         3.15  CHIEF PLACE OF BUSINESS.......................................20
         3.16  OTHER CORPORATE NAMES.........................................20
         3.17  INSURANCE.....................................................20
         3.18  CAPITALIZATION................................................20
         3.19  ARTICLES OF INCORPORATION; BY-LAWS............................20
         3.20  REAL PROPERTY LEASES AND EASEMENTS............................21
         3.21  INTELLECTUAL PROPERTY.........................................21
         3.22  FISCAL YEAR...................................................21
         3.23  NO MATERIAL MISSTATEMENTS.....................................21
         3.24  BUSINESS PLAN.................................................21

ARTICLE IV...................................................................21
    CONDITIONS FOR LOANS.....................................................21
         4.1   ON OR PRIOR TO THE EFFECTIVE DATE.............................22
         4.2   ALL LOANS.....................................................23

ARTICLE V....................................................................25
    AFFIRMATIVE COVENANTS....................................................25
         5.1   CORPORATE EXISTENCE; LICENSES AND TRADE NAMES.................25
         5.2   COMPLIANCE WITH LAWS. ETC.....................................25
         5.3   MAINTENANCE OF PROPERTIES.....................................25
         5.4   INSURANCE.....................................................26
         5.5   TAXES.........................................................26
         5.6   FINANCIAL STATEMENTS, REPORTS, ETC............................26
         5.7   LITIGATION AND OTHER NOTICES..................................28
         5.8   LANDLORD CONSENTS AND AGREEMENTS..............................28
         5.9   ERISA.........................................................28
         5.10  ACCESS TO PREMISES, RECORDS AND NETWORK.......................29
         5.11  ENVIRONMENTAL NOTICES.........................................29
         5.12  AMENDMENT OF ORGANIZATION DOCUMENT............................29
         5.13  FURTHER ASSURANCES............................................29
         5.14  ENVIRONMENTAL PERMITS, LICENSES, ETC..........................30
         5.15  PAYMENT RESERVE...............................................30

ARTICLE VI...................................................................31
    NEGATIVE COVENANTS.......................................................31
         6.1   LIENS, ETC....................................................31
         6.2   SALE OF ASSETS; CONSOLIDATION, MERGER, ETC....................31
         6.3   GUARANTEES; THIRD-PARTY SALES AND LEASES......................32
         6.4   INVESTMENTS...................................................32
         6.5   PERMITTED ACTIVITIES..........................................33
         6.6   TRANSACTIONS WITH AFFILIATES..................................33
         6.7   INDEBTEDNESS..................................................33

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
         6.9   CORPORATE NAMES...............................................33
         6.10  SALE OF COLLATERAL............................................34
         6.11  SALARIES AND COMPENSATION.....................................34

ARTICLE VII..................................................................34
    COLLATERAL SECURITY......................................................34
         7.1   COLLATERAL SECURITY...........................................34
         7.2   PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS
               THEREIN.......................................................34

ARTICLE VIII.................................................................34
    EVENTS OF DEFAULT; REMEDIES..............................................34
         8.1   EVENTS OF DEFAULT.............................................34
         8.2   TERMINATION OF COMMITMENT; ACCELERATION.......................37
         8.3   WAIVER OF DEMAND..............................................37
         8.4   RIGHTS AND REMEDIES GENERALLY.................................37
         8.5   ENTRY UPON PREMISES AND ACCESS TO INFORMATION.................37
         8.6   SALE OR OTHER DISPOSITION OF COLLATERAL BY LENDER.............38
         8.7   LENDER NOT LIABLE.............................................38

ARTICLE IX...................................................................39
    MISCELLANEOUS............................................................39
         9.1   NOTICES.......................................................39
         9.2   NO WAIVERS; AMENDMENTS........................................40
         9.3   GOVERNING LAW AND JURISDICTION................................41
         9.4   EXPENSES; DOCUMENTARY TAXES...................................41
         9.5   EQUITABLE RELIEF..............................................41
         9.6   INDEMNIFICATION; LIMITATION OF LIABILITY......................41
         9.7   SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES, ETC...42
         9.8   SUCCESSORS AND ASSIGNS........................................43
         9.9   SEVERABILITY..................................................43
         9.10  COVER PAGE; TABLE OF CONTENTS AND SECTION HEADINGS............43
         9.11  COUNTERPARTS..................................................43
         9.12  MARSHALLING; PAYMENTS SET ASIDE...............................43
         9.13  SERVICE OF PROCESS............................................44
         9.14  WAIVER OF JURY TRIAL..........................................44
         9.15  ENTIRE AGREEMENT, ETC.........................................44

                                    EXHIBITS

         Exhibit A   --    Form of Guaranty
         Exhibit B   --    Form of Note
         Exhibit C   --    Form of Notice of Borrowing
         Exhibit D   --    Borrower's Balance Sheet
         Exhibit E   --    [INTENTIONALLY DELETED]
         Exhibit F   --    Form of Opinion of Borrower's Counsel
         Exhibit G   --    [INTENTIONALLY DELETED]
         Exhibit H   --    Form of Lessee Security Agreement
         Exhibit I   --    Form of Landlord/Mortgagee's Waiver
         Exhibit J   --    Form of Lease
         Exhibit K   --    Form of Escrow Agreement
         Exhibit L   --    Form of Officer's Certificate and Support Affidavit

                                    SCHEDULES

         Schedule 1.1    --   Approved Third-Party Product
         Schedule 1.1(a) --   IXC Toll Tandem Features
         Schedule 3.2    --   Governmental Consents, Filings, Registrations and
                              Approvals
         Schedule 3.5    --   Pending Litigation
         Schedule 3.17   --   Insurance
         Schedule 3.18   --   Capitalization
         Schedule 3.19   --   Articles of Incorporation; Bylaws
         Schedule 3.20   --   Real Property Leases and Easements
         Schedule 3.21   --   Intellectual Property

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT"), dated as of September 4, 1996 is entered into by and between SIEMENS STROMBERG-CARLSON, a Delaware general partnership ("LENDER"), and GST SWITCHCO, INC. a Washington corporation ("BORROWER").

                                    RECITALS

         WHEREAS, Borrower is a special purpose corporation recently formed to own and lease equipment to be used in alternate access communications networks; and

         WHEREAS, Borrower has requested that Lender extend a line of credit to Borrower for the purpose of enabling Borrower to purchase Equipment required by Borrower in connection with its business; and

         WHEREAS, Lender is willing to extend such line of credit to Borrower subject to, and on the terms and conditions of, this Agreement and in reliance on the Guaranty executed by Guarantor;

         Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINITIONS. As used in this Agreement, the following words and terms shall have the meanings specified below:

         "ADEQUATE CASH" means accounts in the names of Guarantor and/or Affiliates of Guarantor consisting of cash or cash equivalents.

         "AFFILIATE" means any Person directly or indirectly controlling, controlled by or under common control with Borrower, and any officer, director or shareholder of such Person or Borrower.

         "APPLICABLE RATE" means with respect to the Note the interest rate then in effect with respect to the Interim Loans or the Term Loan, as applicable, evidenced thereby.

         "APPROVED  THIRD-PARTY  PRODUCT"  means (i) all product  identified  in
SCHEDULE 1.1 hereto as "Approved Product" (as such Schedule may be amended from time to time by Borrower and Lender) and (ii) any other product or future product for the provision of communication services that may be mutually agreed to between Borrower and Lender from time to time based on good faith discussions between Borrower and Lender; PROVIDED, HOWEVER, that Lender shall not unreasonably withhold its approval of the designation of any such products as "Approved Third-Party Product." Notwithstanding the preceding sentence, "Approved Third-Party Product" shall not include any product identified in
SCHEDULE 1.1 hereto as "Non-Approved Product." It is understood by the parties that Lender will not finance third-party products which Lender also manufactures and/or sells and that performs essentially the same application as a Third-Party Product for which Borrower may request financing.

         "BALANCE SHEET" has the meaning set forth in SECTION 3.3.

         "BANKRUPTCY CODE" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended from time to time, or any successor statute.

         "BORROWER AFFILIATE" shall mean any Affiliate to which Borrower has leased a portion of the Equipment pursuant to a Lease.

         "BUSINESS" means the business of acquiring, holding and leasing alternate access communications equipment and all operations related thereto or in support thereof.

         "BUSINESS DAY" means any day not a Saturday, Sunday or legal holiday in the State of New York, on which banks are open for business in New York, New York.

         "BUSINESS PLAN" means that certain Business Plan of Borrower dated July 22, 1996 which has been delivered to Lender.

         "CABLE" means Siecor fiber optic cable and miscellaneous hardware.

         "CABLE COMMITMENT AMOUNT" means Five Million Dollars ($5,000,000), for the purchase of Siecor fiber optic cable.

         "CODE"  has the meaning set forth in SECTION 1.3.

         "COLLATERAL" means all property and interests in property now owned or hereafter acquired by Borrower in or upon which a security interest, lien or mortgage is granted to Lender by Borrower pursuant to Section 7.1 of this Agreement.

         "COMMITMENT"  means Lender's  agreement to lend as set forth in SECTION
2.1 hereof.

         "COMMITMENT TERMINATION DATE" means, for both Phase I and Phase II Loans, the date that is seven (7) years from the Effective Date.

         "COMMUNICATIONS ACT" means the Communication Act of 1934, as amended, and all rules, regulations and policies promulgated thereunder.

         "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

         "CONVERSION DATE" means the first Business Day of each calendar quarter during the term hereof.

         "DEBT" means, with respect to any Person, (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person which arise under conditional sale agreements relating to property purchased by such Person (including, without limitation, obligations to pay the deferred purchase price of property or services), excluding trade payables and accrued expenses incurred in the ordinary course of business, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases and (v) all Guarantees of such Person.

         "EFFECTIVE DATE" means the date on which this Agreement has been duly executed by and delivered to all parties hereto.

         "EQUIPMENT" has the meaning set forth in SECTION 7.1 hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended.

         "ERISA AFFILIATE" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of IRC ss. 414(b)) as Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of IRC ss. 414(c)) with Borrower, and (iii) member of the same affiliated service group (within the meaning of IRC ss. 414(m)) as Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

         "ESCROW ACCOUNT" means the escrow account maintained in accordance with the Escrow Agreement into which the Reserve Amount is deposited or withdrawn from time to time.

         "ESCROW AGENT" means the person serving as escrow agent in accordance with the Escrow Agreement, as selected by Borrower and Lender, and such person's successors.

         "ESCROW AGREEMENT" means the escrow agreement in substantially the form of EXHIBIT L hereto among Borrower, Lender and Escrow Agent.

         "EVENT OF DEFAULT" has the meaning given to such term in ARTICLE VIII hereof.

         "FCC" means the Federal Communications Commission or any successor commission or agency.

         "FCC LICENSE" means each and every license, permit or authorization, if any, duly issued by the FCC required by the Borrower to conduct the Business.

         "FINANCING FEE AMOUNT" has the meaning set forth in SECTION 2.1(F) hereof.

         "FISCAL YEAR" means the year ending September 30.

         "GAAP" means generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application to which Lender's independent certified public accountants concur), applied both to classification of items and determination of amounts.

         "GUARANTEE" means any obligation, contingent or otherwise, of any Person guaranteeing any indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such indebtedness; (ii) to purchase property, securities or services for the purpose of assuring the owner of such indebtedness of the payment of such indebtedness; or (iii) to maintain working capital, equity capital or other financial statement condition of the Primary Obligor so as to enable the Primary Obligor to pay such indebtedness.

         "GUARANTOR" means GST USA, Inc. a Delaware corporation, together with its successors and assigns.

         "GUARANTY" means the Guaranty in the form attached hereto as EXHIBIT A.

         "INTEREST PERIOD" means (i) with respect to each Interim Loan, the period commencing on the date that such Interim Loan is advanced hereunder and terminating on the date that such Interim Loan is converted into a Term Loan in accordance with the terms hereof, and (ii) with respect to each Term Loan, each six (6) month period commencing on the date that such Term Loan comes into existence in accordance with the terms hereof until the date that the principal of such Term Loan is repaid in full.

         "INTERIM LOANS" means each of the Loans constituting Phase I Loans and Phase II Loans made by Lender pursuant to Sections 2.1(a) and 2.1(b) of this Agreement.

         "INTERIM LOAN RATE" means with respect to each Interim Loan, for the Interest Period with respect thereto, a rate equal to the three (3) months LIBOR on a date two (2) Business

Days prior to the commencement of such Interest Period PLUS four hundred and fifty (450) basis points.

         "INVESTMENT" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, any Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformance with GAAP, recorded as accounts receivable on the balance sheet of Borrower) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of other) or any purchase of capital stock, bonds, notes, debentures or other similar instruments issued by, such Person.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder, and any successor statutes or rules and regulations.

         "IRS" means the Internal Revenue Service or any successor agency.

         "IXC TOLL TANDEM FEATURES" means the features directly associated with the Switch for the purpose of providing long distance switched services and identified in Schedule 1.1(a) hereto.

         "LEASE" means any lease between Borrower, as lessor, and a Borrower Affiliate, as lessee, pursuant to which Borrower has leased a portion of the Equipment to such Borrower Affiliate, substantially in the form attached hereto as EXHIBIT J.

         "LENDER EQUIPMENT" means all Siemens Stromberg-Carlson equipment and products (including software), including, but not limited to, fiber optic cable ("CABLE"), Siemens Optiset telephone sets ("OPTISETS"), Switches, Upgraded Switches and upgrades or growth to such Switches or Upgraded Switches, as applicable, purchased by Borrower from Lender and invoiced by Siemens Stromberg-Carlson.

         "LENDER EQUIPMENT LOAN" means each Interim Loan to the extent that the proceeds of which are used exclusively to pay the invoice price for Lender Equipment, which price shall include any related charges (including, but not limited to, applicable installation and shipping charges).

         "LIBOR" means London Interbank Offered Rate, as quoted in the Eastern Edition of THE WALL STREET JOURNAL (or any successor publication).

         "LIEN" means any mortgage, pledge, deed of trust, assignment for security, lien, charge, encumbrance or other security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, but excluding easements, rights of way or similar encumbrances on the real property which are in the ordinary course of business and which do not materially affect the value, use and insurability of title of such real property.

         "LOAN" means any Interim Loan or Term Loan, as applicable.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Note, the Guaranty, each Security Agreement, each Lease, the Escrow Agreement and the Officer's Certificate delivered pursuant to Section 4.1(n) hereof, including all schedules, amendments, exhibits, attachments, modifications and supplements of or to all such documents.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon the condition (financial or otherwise), operations, or properties of Borrower or Guarantor or upon the ability of Borrower or Guarantor to perform under the Loan Documents.

         "NETWORK" means any alternate access communications facility installed or maintained by Borrower or a Borrower Affiliate, within any Network Location(s), as expanded and developed from time to time, together with all Switches, Upgraded Switches, upgrades and growth to Switches and Upgraded
Switches, and equipment, rights of access, easements, leasehold and fee interests in real property, and all related patents, trademarks, licenses and certificates, and all replacements, enhancements or additions thereto.

         "NETWORK LOCATION(S)" means any city and any municipality, metropolitan area, or unincorporated jurisdiction within the United States, Mexico and Canada, in which Borrower or any Borrower Affiliate has deployed or intends to deploy a Switch or Upgraded Switch, as applicable, financed pursuant to this Agreement, including without limitation, any areas in which any Equipment is located which supports such Switch or Upgraded Switch, as applicable.

         "NON-LENDER EQUIPMENT" means all equipment, products and software (including related software licenses), Approved Third-Party Product, peripheral equipment, air conditioning equipment, fire suppression equipment, transmission and cable equipment purchased by or provided to Borrower from vendors other than Lender or Siecor for use in any Network.

         "NOTE" has the meaning set forth in SECTION 2.2 hereof.

         "OBLIGATIONS" means (i) all amounts due or to become due under the Note; (ii) the performance of all obligations of Borrower now or hereafter existing under this Agreement, the Note and all other Loan Documents whether for principal, interest, fees, expenses, indemnification or otherwise; (iii) all extensions, renewals, modifications, amendments and refinancings of any of the foregoing; and (iv) all loans, advances, indebtedness, and other obligations owed by Borrower to Lender of every description whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Lender by purchase, assignment, or otherwise) and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral.

         "OPTISET COMMITMENT AMOUNT" means One Million Dollars ($1,000,000) for the purchase of Siemens Optisets.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "PERMITTED LIENS" has the meaning set forth in SECTION 6.1 hereof.

         "PERSON" means any natural person, corporation, division of a corporation, business trust, joint venture, association, company, partnership, unincorporated organization or other legal entity, or a government or any agency or political subdivision thereof.

9         "PHASE I CAP" has the meaning set forth in SECTION 2.1(A) hereof.

         "PHASE II CAP" has the meaning set forth in SECTION 2.1(B) hereof.

         "PHASE I COMMITMENT AMOUNT" means One Hundred Ten Million Dollars ($110,000,000).

         "PHASE II COMMITMENT AMOUNT" means One Hundred Ten Million Dollars ($110,000,000).

         "PHASE I LOAN" means any Interim Loan made pursuant to SECTION 2.1(A), together with any Term Loan relating to such Interim Loan.

         "PHASE II LOAN" means any Interim Loan made pursuant to SECTION 2.1(B), together with any Term Loan relating to such Interim Loan.

         "RELEASE" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the, air, soil, surface water, groundwater or property.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

         "REMEDIAL ACTION" means actions required to (1) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment;
(2) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (3) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "RESERVE AMOUNT" means an amount calculated as of any Conversion Date following the making of the initial Interim Loan hereunder equal to the total amount of principal and interest that will become due and payable (assuming no Event of Default has occurred) on the next two succeeding Conversion Dates in respect of all Term Loans outstanding on the next day following such Conversion Date. For purposes of calculating the Reserve Amount as of any Conversion Date, it will be assumed that any and all amounts of principal and interest due and payable on such Conversion Date have been paid in full.

         "RESERVE NOTICE" means the written notice to be delivered by Lender in accordance with SECTION 5.15 at least five (5) Business Days prior to any Conversion Date following the making of the initial Interim Loan hereunder, which notice shall set forth the Reserve Amount as of such Conversion Date and the calculation thereof.

         "SCHEDULED SHIP DATE," with respect to the applicable Switch or Upgraded Switch, has the meaning set forth in SECTION 2.1(D) hereof.

         "SECURITY AGREEMENT" means any Security Agreement between Lender and a Borrower Affiliate in the form attached hereto as EXHIBIT H.

         "SIECOR" means Siecor Corporation and its successors and assigns.

         "SOLVENT" means with respect to any person on a particular date, that on such date (i) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (iii) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person's ability to pay as such debts and liabilities mature and (iv) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such persons's property would constitute an unreasonably small level of capitalization. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SWITCH" means a Siemens Stromberg-Carlson EWSD host switching system and associated remotes (including related engineering services, installation costs, ancillary OEM equipment, software licenses and peripheral equipment).

         "TERM LOAN" has the meaning set forth in  SECTION 2.3 hereof.

         "TERM LOAN RATE" means with respect to each Term Loan for each Interest Period with respect thereto, a rate equal to the six (6) month LIBOR on the date two (2) Business Days prior to the commencement of such Interest Period PLUS three hundred and fifty (350) basis points.

         "TOTAL COMMITMENT AMOUNT" means the sum of the Phase I Commitment Amount, the Phase II Commitment Amount, the Cable Commitment Amount and the Optiset Commitment Amount.

         "UNDELIVERED LENDER EQUIPMENT" has the meaning set forth in SECTION 2.1(D) hereof.

         "UPGRADED SWITCH" means a Switch manufactured with a combined EWSD platform containing both local and long-distance exchange services, including IXC Toll Tandem Features.

         "VENDOR ADVANCE" means each Interim Loan to the extent that (i) the proceeds thereof are used exclusively to reimburse Borrower for the invoice price, which price shall include any related charges (including, but not limited to, applicable installation and shipping charges) for Non-Lender Equipment to be used at any Network Location.

         1.2 ACCOUNTING TERMS. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under GAAP.

         1.3 OTHER TERMS DEFINED IN NEW YORK UNIFORM COMMERCIAL CODE. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided by the Uniform Commercial Code of the State of New York (the "CODE") to the extent the same are used or defined therein.

                                   ARTICLE II

                                      LOANS

         2.1 AGREEMENT TO LEND.

             (a) AGREEMENT TO LEND -- PHASE I. Provided no Event of Default as defined in Article VIII hereof, or any occurrence that would constitute an Event of Default with the giving of notice or the lapse of time, or both, has occurred and is continuing, and subject to the terms and conditions herein, unless the Commitment shall have been terminated in accordance with the terms hereof, Lender agrees, upon Borrower's request, to make one or more loans (which shall constitute Phase I Loans) to Borrower from time to time on or after the Effective Date and until the Commitment Termination Date; PROVIDED, HOWEVER, that Lender shall be obligated to make its initial Phase I Loan to Borrower only if Borrower has provided to Lender a firm irrevocable purchase order(s) (which purchase order(s) need not include the proposed delivery dates(s)), in form acceptable to Lender, for eleven (11) Switches scheduled to be delivered within thirty-six (36) months of the Effective Date within Network Locations with the purchase price of each Switch and related Equipment being not less than One Million Five Hundred Thousand Dollars ($1,500,000). Borrower covenants and agrees to deliver such foregoing described purchase order(s) in conjunction with its execution and delivery of this Agreement. The amount of any proposed Interim Loan made to Borrower pursuant to this SECTION 2.1(A), may not exceed the sum of (i) the Phase I Commitment Amount; (ii) the Cable Commitment Amount; and (iii) the
Optiset Commitment Amount (the "PHASE I CAP"), LESS the aggregate principal balance of the Phase I Loans advanced hereunder to Borrower through the date of such proposed Interim Loan. Notwithstanding the foregoing, the aggregate amount of Phase I Loans available for financing the purchase of Cable shall not exceed the Cable Commitment Amount; and the aggregate amount of the Phase I Loans available for financing of Siemens Optisets shall not exceed the Optiset Commitment Amount.

             (b) AGREEMENT TO LEND -- PHASE II. Provided (i) no Event of Default as defined in Article VIII hereof, or any occurrence that would constitute an Event of Default with the giving of notice or the lapse of time, or both, has occurred and is continuing and (ii) Lender has determined, in its sole discretion, that it desires to make such loans, and subject to the terms and conditions hereof, and unless the commitment shall have been terminated in accordance with the terms hereof, Lender shall, upon Borrower's request (which shall be made to Lender within twenty-four (24) months of the Effective Date or six (6) months after general availability of the IXC Toll Tandem Features, whichever occurs last), make one or more loans (which shall constitute Phase II Loans) to Borrower from time to time on or after the Effective Date and until the Commitment Termination Date, for the purpose of purchasing Switches or Upgraded Switches to be deployed in any Network location, with the purchase price of each Switch or Upgraded Switch and related Equipment being not less than One Million Five Hundred Thousand Dollars ($1,500,000). The amount of a proposed Interim Loan made to Borrower pursuant to this SECTION 2.1(B), may not exceed the sum of (i) the Phase II Commitment Amount; (ii) the Cable Commitment Amount (less the aggregate balance of the Cable Commitment Amount advanced hereunder to Borrower in connection with the Phase I Loans); and (iii) the Optiset Commitment Amount (less the aggregate balance of the Optiset Commitment Amount advanced hereunder to Borrower in connection with the Phase I Loans) (the "PHASE II CAP"), LESS the aggregate balance of the Phase II Loans advanced
hereunder  to  Borrower   through  the  date  of  such  proposed  Interim  Loan.
Notwithstanding the foregoing, the aggregate amount of the Phase II Loans available for the financing of Cable shall not exceed the Cable Commitment Amount (less the aggregate amount of the Cable Commitment Amount used to finance Cable as part of the Phase I Loans); and the aggregate amount of the Phase II Loans available for the financing of Siemens Optisets shall not exceed the Optiset Commitment Amount (less the aggregate amount of the Optiset Commitment Amount used to finance Optisets as part of the Phase I Loans).

             (c) USE OF LOAN PROCEEDS. Borrower covenants and agrees that the proceeds of each Interim Loan shall be used solely to finance Borrower's purchase of (i) Lender Equipment to be used solely in any Network and (ii) Borrower's purchase of Non- Lender Equipment to be used solely in a Network.

             (d) LIMITATION ON VENDOR ADVANCES; ADVANCE DATE FOR INTERIM NON-LENDER EQUIPMENT LOAN. The proceeds of any Vendor Advance used exclusively to reimburse Borrower for Non-Lender Equipment to be used at any Network Location, when aggregated with all prior Vendor Advances used to pay for Non-Lender Equipment for all Network Locations, as of the date such proceeds are advanced, shall not exceed the aggregate amount of the Loans made to Borrower hereunder for the acquisition of Lender Equipment for all Network Location(s). An Interim Loan, to the extent that it constitutes a Vendor Advance, shall be deemed advanced to Borrower hereunder, and interest shall commence to accrue with respect to such Vendor Advance, on the date that Lender has (i) received from Borrower and accepted in accordance with SECTION 4.2(J) hereof: (A) the invoice for the Non-Lender Equipment financed thereby and (B) the proof of payment of such invoice, and (ii) advanced such Vendor Advance proceeds to Borrower in accordance with the instructions described in subsection (h) of this Section; PROVIDED, HOWEVER, that no Vendor Advance shall be made to Borrower more than six (6) months prior to the "SCHEDULED SHIP DATE" of the relevant Switch or Upgraded Switch as set forth in the firm irrevocable purchase order relating to said Switch or Upgraded Switch. If, for any reason, Borrower fails or refuses to take delivery of any Switch or Upgraded Switch on or before its Scheduled Ship Date ("UNDELIVERED LENDER EQUIPMENT") and Lender has made any Vendor Advance(s) to Borrower for the acquisition of Non-Lender Equipment for the Network to which the Undelivered Lender Equipment was to be delivered, the Interim Loan relating to the Undelivered Lender Equipment shall be deemed advanced to Borrower on the Scheduled Ship Date for such Undelivered Lender Equipment. Lender shall transport and store such Undelivered Lender Equipment on behalf of Borrower at Borrower's expense. All the terms and conditions of this Agreement and all obligations and responsibilities of Borrower relating to the delivered Lender Equipment (except those terms and conditions relating to possession and maintenance by Borrower of Lender Equipment after delivery) shall be applicable to such Undelivered Lender Equipment and the Loan relating thereto.

             (e) ADVANCE DATE FOR INTERIM LENDER EQUIPMENT LOAN. An Interim Loan, to the extent that it is a Lender Equipment Loan, shall be deemed advanced to Borrower hereunder, the Lender Equipment to be financed thereby shall be deemed paid for, and interest shall commence to accrue with respect to such Interim Loan, thirty (30) days after shipment of such Lender Equipment and the date the invoice for such Lender Equipment is issued to Borrower or thirty (30) days after the date of invoice for engineering, installation and services relating to such Lender Equipment is issued to Borrower, whichever occurs last.

             (f) FINANCING FEE. With respect to each Vendor Advance, Lender shall fully earn, concurrent with the disbursement thereof, a financing fee equal to one percent (1%) the amount of such Vendor Advance. The amount of each financing fee earned by

Lender (the "FINANCING FEE AMOUNT") shall be paid by Borrower to Lender within thirty (30) days after the Advance Date of the related Interim Loan.

             (g) PROCEDURE FOR PROPER REQUEST. Borrower shall give Lender at least five (5) Business Days' prior written notice of each Interim Loan requested to be made. In each case, such notice shall be in the form attached hereto as EXHIBIT C ("NOTICE"), shall be irrevocable and shall specify the aggregate amount of the proposed Interim Loan, the intended use of such Interim Loan proceeds, and the specific bank account (including the identity of the bank and the account number) to which Lender shall transfer the proceeds of the Vendor Advance portion, if any, of the proposed Interim Loan. Such Notice, to be effective, must be received by Lender not later than 12:00 noon, Eastern Time, on the fifth (5th) Business Day prior to the borrowing date specified in such Notice. In the event and to the extent that any such Notice relates to proceeds of an Interim Loan to be used to purchase Non-Lender Equipment that does not constitute Approved Third-Party Product identified in SCHEDULE 1.1 hereto, Lender shall promptly determine and notify Borrower within five (5) Business Days whether it is prepared to recognize such Non-Lender Equipment as Approved Third-Party Product and finance the purchase of such Non-Lender Equipment through a Vendor Advance. Lender and Borrower agree to use their best efforts in good faith to resolve any disagreement as to whether any Non-Lender Equipment constitutes Approved Third-Party Product. Lender shall make the proceeds of any Vendor Advance available to Borrower at the bank account specified in the Notice in U.S. dollars in immediately available funds.

             (h) ADEQUATE CASH. Notwithstanding the provisions of this Section 2.1, Lender shall be obligated to advance any Interim Loan only if, at the time such Interim Loan is to be advanced, Guarantor has Adequate Cash in the amount of not less than Twenty-Five Million Dollars ($25,000,000). If the amount of Adequate Cash is insufficient as provided in this subparagraph, and if the Interim Loan was to be a Lender Equipment Loan, Borrower shall be relieved of its obligation to purchase the related Lender Equipment and, if delivered, it shall be returned to Lender at the direction of Lender at Borrower's sole cost and expense.

         2.2 THE NOTE. The Loans shall be evidenced by a promissory note in the form of EXHIBIT B hereto (the "NOTE"). Lender is hereby authorized by Borrower to endorse on the schedule attached to the Note an appropriate notation evidencing the date and amount of each Interim Loan, and the date and the principal amount of each Term Loan thereunder; PROVIDED, HOWEVER, that the failure of Lender to provide such endorsement, and other information on the Note or schedule shall not in any manner affect the obligation of Borrower to repay a Loan in accordance with the terms of the Note.

         2.3 TERM LOANS. Each Interim Loan shall be converted into a term loan (a "TERM LOAN") on the next Conversion Date after the date of such Interim Loan. Such Term Loan shall continue to be evidenced by the Note.

         2.4 INTEREST ON LOANS.

             (a)  INTERIM  LOAN  INTEREST  RATE.  Subject to the  provisions  of
SECTION 2.9 hereof, each Interim Loan shall bear interest during each Interest Period therefor at the Interim Loan Rate for such Interest Period. The Interim Loan Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days. Interest accrued with respect to any Interim Loan shall be due and payable by Borrower on the first Conversion Date following the date of the making of the Lender Equipment Loan or Vendor Advance relating to such Interim Loan.

             (b) TERM LOAN INTEREST  RATE.  Subject to the provisions of SECTION
2.9 hereof, the outstanding principal amount of each Term Loan shall bear interest from the date of its conversion from an Interim Loan to a Term Loan at the Term Loan Rate. The Term Loan Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days and Term Loan Rate shall be adjusted semi-annually on the last business day prior to January 1 and July 1 of each year during the term of such Term Loan, which adjustment dates may be changed by mutual written agreement of Lender and Borrower.

         2.5 TERM LOAN PAYMENTS.

             (a) TERM LOAN INTEREST PAYMENTS. Interest accrued with respect to any Term Loan shall be due and payable by Borrower on the last Business Day of each calendar quarter during the term thereof. Borrower shall make interest only payments in respect of any Term Loan for the four (4) succeeding quarters following the related Conversion Date. Thereafter, interest accrued with respect to the Term Loans and the Term Loan principal amounts outstanding under the Note shall be due and payable by Borrower on the last Business Day of each calendar quarter during the term hereof as set forth in this SECTION 2.5(A) AND IN
SECTION 2.5(B) BELOW.

             (b) TERM LOAN PRINCIPAL PAYMENTS. The outstanding principal amount of each Term Loan under the Note shall be payable by Borrower in twenty-four
(24) consecutive quarterly installments commencing on the same date that the fifth (5th) consecutive quarterly installment of interest with respect to such Term Loan is payable on the Note, with the amount of principal due and payable on each such quarterly installment date pursuant to this SECTION 2.5(B) to be equal to the following percentage of the original principal amount of such Term Loan (PROVIDED that the last such payment shall be in an amount sufficient to repay in full the principal amount of such Term Loan):

                                              Percentage of Original
                  Quarterly Installment           Principal Amount
                  ---------------------           ----------------

                  5 through 12                         3.5%
                  13 through 20                        4.0%
                  21 through 28                        5.0%

         2.6 DEFAULT RATE OF INTEREST. If Borrower shall default in the payment of the principal of or interest on the Note, Borrower shall, on demand, pay interest on any amount overdue on the Note at a rate that is equal to the Applicable Rate with respect to the Note plus two percent (2%), from the date such payment is due to the date of actual payment. If Borrower shall default in the payment of any amount payable by it hereunder (other than principal of and interest on any of the Loans), Borrower shall, on demand, pay interest on any such overdue amount at a rate that is equal to the average of the Applicable Rates on all Loans then outstanding plus two percent (2%), from the date such payment is due to the date of actual payment.

         2.7 OPTIONAL PREPAYMENT OF NOTE; MANDATORY PREPAYMENT OF NOTE.

             (a) Borrower shall have the right at any time to prepay any Note of Borrower, in whole or in part, without premium or penalty, upon at least five
(5) Business Day's prior written notice to Lender, in integral multiples of one hundred thousand dollars ($100,000). Any prepayment of less than the entire aggregate outstanding balance of the Loans should be applied first to the payment of all accrued interest on the amount so prepaid to and including the date of prepayment, and second to the payment of the required payment of principal due under the Note in the inverse order of the maturity of the installments hereof.

             (b) Each notice of prepayment pursuant to subsection (a) of this section shall specify the principal amount to be prepaid and the prepayment date on which such principal shall be prepaid, shall be irrevocable and shall commit the Borrower giving such prepayment notice to prepay such principal amount. Upon any prepayment pursuant to this section, Borrower shall not be entitled to reborrow from Lender hereunder the principal amount prepaid.

             (c) If (i) the aggregate outstanding principal balance of the Phase I Loans exceeds the Phase I Cap or (ii) if the aggregate outstanding principal balance of the Phase II Loans exceeds the Phase II Cap, then in each such case, Borrower is obligated to immediately repay to Lender, upon notice from Lender,
(i) the amount by which the aggregate outstanding principal balance of the related Loans exceeds the Phase I Principal Cap or Phase II Principal Cap, as applicable, plus (ii) all accrued and unpaid interest on such excess principal up to the date of repayment.

         2.8 PAYMENT, ETC. All payments by Borrower hereunder and under the Note shall be made to Lender by wire transfer or other electronic payment method to such bank accounts as Lender may designate, for the account of Lender in U.S. dollars in immediately available funds by 12:00 p.m., Eastern time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from the first day following such Loan up to and including the date on which such Loan is paid in full.

         2.9 MAXIMUM LAWFUL INTEREST RATE. Notwithstanding any provision to the contrary contained herein, the total liability of Borrower for payment of interest pursuant hereto and the Note, including any other charges or other amounts, to the extent such charges and other amounts are deemed to be interest, shall not exceed the maximum amount of such permitted by law to be charged, collected, or received from Borrower. If any payments by Borrower include interest in excess of such a maximum amount, Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to Borrower.

         2.10 INDEMNIFICATION FOR FAILURE TO BORROW. Borrower agrees to pay to Lender, upon the Lender's request, such amount or amounts as shall compensate the Lender for any loss, cost or expense incurred by the Lender (as reasonably determined by the Lender) as a result of any failure by Borrower to borrow an Interim Loan on the date for such borrowing specified in the relevant Notice under SECTION 2.1(G) hereof, such compensation to include, without limitation, an amount equal to any loss or expense incurred by Lender in respect of such proposed Interim Loan during the period from the date of receipt by Borrower of such Notice to the last day of such Interest Period, if the rate of interest obtainable by the Lender upon the redeployment of an amount of funds equal to the amount of such proposed Interim Loan is less than the rate of interest applicable to such Interim Loan or such Term Loan, as applicable, for such Interest Period; provided, however, that Borrower shall not be responsible for any such loss if the failure to borrow is caused by any willful act or omission of Lender, including, Lender's unreasonable failure to make any Interim Loan in accordance with Section 2.1(g) or 2.1(h). The Lender's determination of the amount of any such loss or expense, when set forth in a written notice to Borrower, containing the Lender's calculation thereof in reasonable detail, shall be conclusive, absent manifest error.

         2.11 ADDITIONAL EQUIPMENT. Lender agrees to amend this Agreement from time to time (to the extent necessary) to permit Lender's new products (as such products become available), including, without limitation, Newbridge ATM/Frame relay, to the type of Lender Equipment to be financed pursuant to this Agreement.

         2.12 LEASES. Borrower covenants and agrees that all Equipment purchased by Borrower and financed pursuant to this Agreement, to the extent that the same shall be operated and maintained by a Borrower Affiliate rather than by Borrower, shall be operated and maintained by such Borrower Affiliate only pursuant to the terms of a Lease between Borrower and such Borrower Affiliate, which Lease shall be substantially in the form attached hereto as EXHIBIT J.

         2.13 SECURITY AGREEMENT. Borrower covenants and agrees that it will cause each Borrower Affiliate to enter into the Security Agreement in favor of Lender, substantially in the form attached hereto as EXHIBIT H.

         2.14 EXTENSION. Lender and Borrower agree that in the year immediately preceding the Commitment Termination Date they will discuss the possibility of a three (3)-year extension of the Commitment Termination Date, which extension shall occur only if the parties mutually agree upon the terms and conditions thereof.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Borrower  represents  and  warrants to Lender that as of the  Effective
Date:

         3.1 ORGANIZATION; POWERS.

             (a) It (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) is duly qualified to do business and is in good standing in each jurisdiction where the failure to qualify could have a Material Adverse Effect;

             (b) It has the power and authority to own its properties, to carry on its business as now conducted or as presently contemplated and to own, operate and maintain the Network; and

             (c) It has the power and authority to execute and deliver and perform this Agreement and the other Loan Documents to which it is a party and to borrow hereunder.

         3.2 AUTHORIZATION BY BORROWER. The execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, if any, to be delivered subsequent to the date hereof, and the Loans hereunder:

             (a) have been duly authorized by Borrower's Board of Directors and, if necessary, Borrower's shareholders;

             (b) do not violate (i) any provision of law or any rules or regulations applicable to Borrower or the Business, (ii) Borrower's Articles of Incorporation or By-laws, (iii) any applicable order of any court or other governmental authority, or (iv) any indenture, agreement for borrowed money, bond, note or other similar instrument or any other agreement to which Borrower is a party or by which Borrower or any of Borrower's property is bound, in each case in a manner which could have a Material Adverse Effect;

             (c) do not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any bond, indenture, agreement for borrowed money, bond, note or similar instrument or material agreement to which Borrower is a party or by which Borrower or any of Borrower's property is bound in a manner which could have a Material Adverse Effect;

             (d) do not result in the creation or imposition of any Lien of any nature whatsoever upon any property or assets of Borrower other than the Lien granted pursuant to ARTICLE VII hereof;

             (e) constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to moratorium laws from time to time in effect; and

             (f) do not, as of the execution hereof, require any governmental consent, filing, registration or approval except as set forth on SCHEDULE 3.2, the lack of which could have a Material Adverse Effect.

         3.3 FINANCIAL STATEMENTS. Borrower has furnished to Lender a balance sheet, dated as of August 31, 1996 (the "BALANCE SHEET"), attached hereto as EXHIBIT D. As of the Effective Date, (a) the Balance Sheet fairly represents Borrower's assets, liabilities and financial condition as of such date and indicates the equity contributions made by Borrower's shareholders as of such date according to GAAP; and (b) there are no misrepresentations or omissions from the Balance Sheet or any other facts or circumstances not reflected in the Balance Sheet which are material.

         3.4 NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the condition (financial or otherwise), operations or properties of Borrower since the date of the Balance Sheet.

         3.5 LITIGATION. Except as set forth on SCHEDULE 3.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any property or rights of Borrower as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would individually or in the aggregate materially impair the right of Borrower to carry on its business or would result in any Material Adverse Effect.

         3.6 TAX RETURNS. Borrower has filed or caused to be filed all Federal, state and local tax returns, if any, which are required to be filed and has paid or caused to be paid all taxes, if any, as shown on such returns or on any assessment received by it to the extent that such taxes have become due.

         3.7 NO DEFAULTS. Borrower is not in default (i) with respect to any judgment, writ, injunction, decree, rule or regulation of any governmental instrumentality or other agency which could have a Material Adverse Effect, or
(ii) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which Borrower is a party or by which its assets are bound in a manner which could have a Material Adverse Effect.

         3.8  PROPERTIES.   Borrower  has  good  and  marketable  title  to  all
properties and assets owned by it and all Collateral is free and clear of all Liens of any nature whatsoever, except Permitted Liens.

         3.9 LICENSES, ETC. Borrower has obtained any and all licenses, authorizations, certificates, permits and approvals of any Federal, state or local governmental agency, authority or instrumentality having jurisdiction over Borrower necessary and appropriate for Borrower to own, use and operate the properties of Borrower. Borrower has all FCC Licenses necessary for Borrower to operate the Business. Any such FCC Licenses are in full force and effect;
Borrower has fulfilled and performed all of its obligations as a holder of any such FCC Licenses; and no event has occurred which permits or, after notice, a lapse of time, or both, would permit revocation or termination of such FCC Licenses or result in any other material impairment of the rights of Borrower therein.

         3.10 COMPLIANCE WITH LAWS.

             (a) Borrower's operations comply in all material respects with all applicable Federal, state or local laws and regulations, including, without limitation applicable municipal laws with respect to communications, real estate and easements and all ERISA, environmental, health and safety statutes and regulations. None of the properties owned, leased, used or operated by Borrower or the operations or business of Borrower is subject to any judicial or administrative proceeding alleging the violation of any Federal, state or local laws, or regulations or ordinances (including, without limitation, any communications, utilities, environment, health or safety statute, regulation or order) which, if resolved adversely to Borrower, could have a Material Adverse Effect.

             (b) To the knowledge of Borrower, none of the operations or business of Borrower is the subject of any Federal or state investigation evaluating whether any Remedial Action is needed to respond to a Release of any Contaminant into the indoor or outdoor environment. Borrower has not filed any notice under any Federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a Release of any Contaminant into the indoor or outdoor environment. There is no contingent liability of Borrower of which Borrower has knowledge or reasonably should have knowledge in connection with any Release of any Contaminant into the indoor or outdoor environment.

             (c) Borrower has made or caused to be made all submissions with respect to the Business (including, but not limited, to registration statements, and equal employment opportunity reports), if any, required under the Communications Act and relevant to the conduct and operation of the Business, and Borrower and the Business are in compliance with the Communications Act in all material respects. Without limiting the generality of the foregoing, Borrower, to the extent required under rules and regulations of the FCC, has filed appropriate notices with the FCC relating to the operation of the Business. The execution, delivery and performance of the Loan Documents, do not require the approval of any FCC, will not result in any violation of the Communications Act, and will not cause any forfeiture or impairment of any FCC Licenses issued for the operation of the Business.

         3.11 ERISA. Borrower and its ERISA Affiliates, if any, has fulfilled their obligations under the minimum funding standards of ERISA and the IRC, if any, with respect to employee benefit plan subject to ERISA and are in compliance in all material respects with the applicable provisions of ERISA and the IRC, and have not incurred any liability to the PBGC or any such plan under Title IV of ERISA and no "prohibited transaction" or "reportable event", as such terms are defined in ERISA, has occurred with respect to any such plan.

         3.12 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Borrower is not an "investment company", as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940. Borrower is not a "holding company", as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

         3.13 FEDERAL RESERVE REGULATIONS. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve Network of the United States), and no part of the proceeds of the Loans hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation G, T, U or X of said Board of Governors.

         3.14 COLLATERAL. With respect to Collateral located in the United States, the security interest granted by ARTICLE VII hereof and accompanying financing statements, when (i) duly filed in the appropriate governmental offices in accordance with the Uniform Commercial Code in effect in the applicable jurisdictions and (ii) Borrower has acquired an ownership interest in the Collateral, shall create a valid and perfected first priority Lien in and to the Collateral, enforceable against (x) other Persons in all jurisdictions securing the payment of the Obligations without penalty (subject to Permitted Liens) and (y) Liens such as carrier's, warehousemen's and mechanic's liens, which arise in the ordinary course of business with respect to obligations not yet due or being contested in good faith by appropriate proceedings and for which Borrower shall have set aside reserves on its books as required by GAAP. Without limiting the foregoing, upon filing such financing statements, no further action will be required to perfect fully the Lien of Lender in any such Collateral. With respect to Collateral located in Mexico or Canada, the security interest granted by ARTICLE VII hereof when, the appropriate action has been taken in accordance with appropriate statutes and regulations in effect in the applicable jurisdictions, and Borrower has acquired an ownership interest in the Collateral, shall create a valid and perfected first priority Lien in and to the Collateral, enforceable against (x) other Persons in said jurisdiction securing the payment of the Obligations without penalty (subject to Permitted Liens) and
(y) Liens such as carrier's,
warehouseman's and mechanic's liens, which arise in the ordinary course of business with respect to obligations not yet due or being contested in good faith by appropriate proceedings and for which Borrower shall set aside reserves on its books as required by GAAP.

         3.15 CHIEF PLACE OF BUSINESS. As of the execution hereof, the principal place of business and chief executive office of Borrower is located at 4317 North East Thurston Way, Vancouver, Washington 98662. If any change in such location occurs, Borrower at such time shall notify Lender thereof not later than ten (10) days after the occurrence thereof. As of the execution hereof, the books and records of Borrower and all chattel paper and all records of account of Borrower are located at its principal place of business and chief executive office. If any change in such location occurs, Borrower at such time shall notify Lender thereof not later than ten (10) days after the occurrence thereof.

         3.16 OTHER CORPORATE NAMES. Borrower has not used any corporate or fictitious names other than Borrower's corporate name, as shown in Borrower's Articles of Incorporation.

         3.17 INSURANCE. SCHEDULE 3.17 contains a description of all insurance which Borrower or any Affiliate of Borrower maintains with respect to the Business. All of such insurance policies are in full force and effect.

         3.18 CAPITALIZATION. SCHEDULE 3.18 sets forth the following information with respect to Borrower, as of the Effective Date: each class of capital stock of Borrower, and the related par value, authorized and issued shareholder of shares of capital stock of Borrower, indicating the amount and type of such capital stock held by such holder, and the date(s) of acquisition and purchase price of such capital stock. All of the outstanding shares of capital stock of Borrower as of the Effective Date are duly and validly issued, fully paid and nonassessable, and none of such issued and outstanding shares, equity securities or beneficial interests has been issued in violation of, or is subject to, any pre-emptive or subscription rights. Except as set forth on SCHEDULE 3.18 hereto, there are no: (A) outstanding shares of capital stock or other securities convertible into or exchangeable for equity securities of Borrower as of the Effective Date, or (B) outstanding rights of subscription, warrants, calls, options, contracts or other agreements of any kind, issued, made or granted to or with any Person under which Borrower as of the Effective Date may be obligated to issue, sell, purchase, retire or redeem or otherwise acquire or dispose of any equity securities of Borrower.

         3.19 ARTICLES OF INCORPORATION; BY-LAWS. Attached as SCHEDULE 3.19 hereto is a true, complete and correct copy of the Articles of Incorporation and By-laws of Borrower as of the Effective Date, as in effect on the Effective Date, and the Board of Directors of Borrower has not passed any resolution or made any determination to amend, modify or annul Borrower's Articles of Incorporation and By-laws or any provision therein.

         3.20 REAL PROPERTY LEASES AND EASEMENTS. Set forth on SCHEDULE 3.20 is a list of (i) all real property, if any, owned by Borrower as of the Effective Date (the "OWNED REAL PROPERTY"), (ii) all real property leased by Borrower, if any, as of the Effective Date (the "LEASED REAL PROPERTY)" and the material terms and provisions thereof, (iii) an easements, licenses, rights of way and similar rights, if any, with respect to real property granted to Borrower (the "EASEMENTS") and the material terms and provisions thereof.

         3.21 INTELLECTUAL PROPERTY. SCHEDULE 3.21 contains a complete and accurate list of all trade names, trademarks, copyrights and other intellectual property, if any, owned or licensed by Borrower as of the Effective Date and Borrower's interests in such intellectual property, if any, are sufficient for purposes of Borrower conducting and operating the Business. Borrower has no knowledge of any conflict with the business property rights of others, the resolution of which could have a Material Adverse Effect on Borrower. Borrower possesses rights to use all copyrights, trademarks, service marks, service names, trade names, and patents, if any, necessary to operate the Business. To the best of Borrower's knowledge, Borrower is not infringing any copyright, trademark, trademark rights, service marks, service names, trade names, patents, patent rights, license, trade secrets, or franchises owned by any Person or Persons, and there is no such claim or action pending, or to the knowledge of Borrower threatened, with respect thereto.

         3.22 FISCAL YEAR. As of the Effective Date, Borrower's fiscal year for both tax and accounting purposes is from October 1 to September 30.

         3.23 NO MATERIAL MISSTATEMENTS. No report, financial statement, exhibit or schedule furnished by or on behalf of Borrower to Lender in connection with the Loan Documents or included herein or therein, nor any other information required to be furnished hereby or thereby, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein not materially misleading as of the date of delivery thereof to Lender or as of the Effective Date.

         3.24 BUSINESS PLAN.  The Business  Plan, in the  reasonable  opinion of
Borrower, fairly presents good faith projections based upon reasonable assumptions at the time of its preparation; provided, however, that (i) there can be no assurance that said projections will be realized or that actual events will not result in variations from such projections and (ii) the Business Plan does not address the effect of deployment of wireless communication services.

                                   ARTICLE IV

                              CONDITIONS FOR LOANS

         Lender's   obligation  to  make  Loans  hereunder  is  subject  to  the satisfaction of the following conditions:

         4.1 ON OR PRIOR TO THE  EFFECTIVE  DATE.  On or prior to the  Effective
Date:

             (a) All then applicable legal matters incident to this Agreement and the other Loan Documents shall be satisfactory to counsel for Lender.

             (b) Lender shall have received the Business Plan.

             (c) Lender shall have received certificates, dated the Effective Date, of the Secretary or Assistant Secretary of each of Borrower and Guarantor as of the Effective Date, certifying (i) the names and true signatures of the officers authorized to sign each Loan Document to which Borrower or Guarantor is a party and (ii) the resolutions of the Board of Directors of each of Borrower and Guarantor approving the transactions contemplated by the Loan Documents.

             (d) Lender shall have received the favorable written opinion of counsel for Borrower and Guarantor, dated the Effective Date, addressed to Lender and substantially in the form of EXHIBIT F attached hereto.

             (e) Lender shall have received certificates of appropriate public officials of the jurisdiction of the organization of each of Borrower and Guarantor and of the jurisdictions in which each of Borrower and Guarantor are required to be qualified, dated not more than thirty (30) days prior to the Effective Date, as to the legal existence or qualification and good standing of each of Borrower and Guarantor.

             (f) Lender shall have received a copy of Borrower's Articles of Incorporation, as amended, modified or supplemented to the Effective Date, certified to be true, correct and complete by the Secretary of State of the State of Borrower's and Guarantor's incorporation.

             (g) Lender shall have received loss payable endorsements in a form reasonably satisfactory to Lender with respect to Borrower insurance policies relating to the Collateral pledged by Borrower.

             (h) Lender shall have received the fully executed Guaranty.

             (i) Lender shall have received the duly executed Note.

             (j) Lender shall have received the Balance Sheet.

             (k) Lender shall have received all of the financial statements of Guarantor required to be delivered pursuant to the Guaranty on or before the Effective Date.

             (l) Each of Borrower and Guarantor shall have performed all of its obligations to be performed hereunder on or before the Effective Date.

             (m) Borrower shall have paid closing fees to Lender including due diligence fees, transportation costs, credit reports fees, filing fees and Lender's legal fees (which legal fees shall not be in excess of $100,000) incurred by Lender for the negotiation and preparation of the Loan Documents.

             (n) Lender shall have received an Officer's Certificate in the form of EXHIBIT L from each of Borrower and Guarantor.

             (o) Lender shall have  received  the  purchase  order(s) for eleven
(11) switches referred to in Section 2.1(a).

             By its execution of this Agreement, Lender acknowledges that all of the conditions set forth in this Section 4.1 either have been satisfied or waived by Lender.

         4.2 ALL LOANS. In the case of each Interim Loan hereunder:

             (a) The representations and warranties of Borrower and Guarantor set forth in SECTIONS 3.1, 3.2, 3.4, 3.9, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16 AND
3.23 OF ARTICLE III shall be true and correct in all material respects on and as of the date of such Loan.

             (b) Each of Borrower and Guarantor shall have performed all of its obligations to be performed hereunder or under any other Loan Document or on or before the date of such Loan.

             (c) On the date of, and after giving effect to, each such Loan, Borrower, each Borrower Affiliate and Guarantor, and each of them, shall be in compliance with all the terms and provisions set forth herein or in any other Loan Document on its part to be observed or performed, and no Event of Default, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred and be continuing.

             (d) On the date of, and after giving effect to, each such Loan, no event shall have occurred which has a Material Adverse Effect with respect to Borrower or Guarantor.

             (e) Such Loan, when combined with Loans previously made to Borrower, shall not exceed the sum of the Total Commitment Amount.

             (f) Such Loan, to the extent it finances the purchase of Cable, when combined with Loans previously made to Borrower to finance the purchase of Cable, shall not exceed the Cable Commitment Amount.

             (g) Such Loan, to the extent it finances the purchase of Siemens Optisets, when combined with loans previously made to Borrower to finance the purchase of Siemens Optisets, shall not exceed the Optiset Commitment Amount.

             (h) All other legal matters incident to such Loan and the Loan Documents shall be satisfactory to counsel for Lender.

             (i) Lender shall have received a Notice from  Borrower  pursuant to
SECTION 2.1(G) requesting the Loan, signed by Borrower's President, Chief Financial Officer, Chief Accounting Officer or Treasurer regarding the requested Loan and the representations, warranties, absence of default, and use of proceeds, all as set forth on EXHIBIT C hereto.

             (j) As a condition precedent to the disbursement of such Loan proceeds with respect to Non-Lender Equipment the acquisition of which is to be financed with the Loan proceeds, Lender shall have received and approved the invoices for such Non-Lender Equipment and the proofs of payment of such invoices, which acceptance by Lender shall not be unreasonably withheld.

             (k) With respect to Collateral located in the United States, Lender shall have received satisfactory evidence that its security interests in the Collateral pledged hereunder have been properly perfected and constitute first and prior security interests subject only to Permitted Liens including, but not limited to, (i) the filing and, or recording of UCC- 1 Financing Statements signed by Borrower, as debtor, (ii) UCC-1 Financing Statements and signed by the Borrower Affiliate, if any, that it will be leasing the subject Collateral, as debtor, with the applicable Secretary of State and/or County Recorder.

             (l) Lender shall have received such additional supporting documents, certificates and assurances with respect to Borrower and Guarantor as Lender shall reasonably determine are material to Borrower's compliance with the conditions to Lender's extension of such Loan hereunder and to Borrower's fulfillment of its obligations hereunder, which documents, certificates and assurances shall be approved by Lender as to form and substance, which approval shall not be unreasonably withheld.

             (m) Lender shall have received a fully executed Escrow Agreement.

             (n) Lender shall have received a fully executed Security Agreement from the Borrower Affiliate to whom Borrower will be leasing the Equipment which is being financed pursuant to such Loan.

             (o) Lender shall have received a copy of the fully executed Lease between Borrower and the Borrower Affiliate to whom Borrower will be leasing the Equipment which is being financed pursuant to such Loan.

             (p) With respect to any Loan which finances Equipment to be deployed in a Network Location in Mexico or Canada, (i) Borrower shall have paid all reasonable costs and expenses, including, without limitation, attorneys' fees and expenses, related to negotiation, structuring, transfer and creation and perfection of the security interest with respect to such Loan (ii) Lender shall have received satisfactory evidence that its security interest in the Collateral pledged hereunder have been properly perfected and constitute first and prior security interests subject only Permitted Liens; and (iii) Borrower shall have provided evidence satisfactory to Lender in its sole discretion, that the remedies and rights of enforcement that would be available to Lender with respect to Collateral to be located in such countries are reasonably comparable in substance, scope and timing to those that are available to Lender under applicable laws of the United States with respect to Collateral to be located in the United States.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         Borrower covenants and agrees with Lender that so long as the Agreement shall remain in effect or any Obligations hereunder or under any of the other Loan Documents are unpaid:

         5.1 CORPORATE EXISTENCE; LICENSES AND TRADE NAMES. Borrower shall:

             (a) preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified as a foreign corporation in all jurisdiction in which such qualification is necessary in view of its business and operations and property; and

             (b) preserve, protect and keep in full force and effect its material rights and its licenses and certificates, if any, and do all things necessary to maintain and operate the Business.

         5.2 COMPLIANCE WITH LAWS. ETC. Borrower shall comply with all laws and regulations applicable to it and all material contractual obligations applicable to it and shall obtain and maintain all material governmental consents, filings, registrations and approvals. Borrower shall maintain, in full force and effect the FCC Licenses, if any, required for the Business and shall comply with, or cause to be complied with, all applicable rules and regulations of the FCC.

         5.3 MAINTENANCE OF PROPERTIES. Borrower shall at all times maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its properties material to its operations and make all appropriate repairs, replacements and renewals thereof, in each case consistent with sound business practices.

         5.4 INSURANCE. Borrower shall:

             (a) maintain or cause to be maintained in full force and effect on the Collateral property casualty insurance in an amount equal to the replacement value of the Collateral.

             (b) maintain or cause to be maintained in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by Borrower in such amounts as customarily maintained by similar businesses of similar size;

             (c) cause each such insurance policy (i) pertaining to the Collateral, to name Lender as an "additional insured", if such policy is a liability policy, (ii) to name Lender as a "loss payee" and include a standard lender's loss payable endorsement in favor of Lender in a form reasonably satisfactory to Lender if such policy is a property insurance policy, and (iii) to provide that Lender shall be notified of any proposed cancellation of such policy at least thirty (30) days in advance of such proposed cancellation; and

             (d)  promptly   deliver  to  Lender  copies  of  all  loss  payable
endorsements issued by Borrower's insurers with respect to the policies described above.

         5.5 TAXES. Borrower shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued, and Borrower shall set aside on its books such reserves as are required by GAAP with respect to any such tax, assessment, charge, levy or claim so contested.

         5.6  FINANCIAL  STATEMENTS,  REPORTS,  ETC.  Borrower  shall furnish to
Lender:

             (a) within five (5) days after any corresponding periodic filings with the U.S. Securities and Exchange Commission by GST Telecommunications, Inc. with respect to the end of each Fiscal Year, an annual unaudited balance sheet and income statement for Borrower for such fiscal year, which balance sheet shall fairly represent Borrower's assets, liabilities and financial condition as of such date according to GAAP and shall indicate the equity contributions made by Borrower's shareholders as of such date according to GAAP and shall contain no misrepresentations or omissions of any other facts or circumstances which are material;

             (b) within five (5) days after any corresponding periodic filing with the U.S. Securities and Exchange Commission by GST Telecommunications, Inc. with respect to each of the first three financial quarters of each Fiscal Year,
(i) an unaudited balance sheet and income statement for Borrower as of the end of each such quarter and for the then elapsed portion of such Fiscal Year, which balance sheet shall fairly represent Borrower's assets, liabilities and financial condition as of such date according to GAAP and shall indicate the equity contributions made by Borrower's shareholders as of such date according to GAAP and shall contain no misrepresentations or omissions of any other facts or circumstances which are material and (ii) a copy of the then current Business Plan;

             (c) concurrently with any financial statements provided pursuant to
SECTION 5.6(A) and SECTION 5.6(B) above, a certificate of Borrower executed on its behalf by its chief financial officer, chief accounting officer or treasurer to the effect that such financial statements present fairly the financial position and results of operations of Borrower, in each case subject to normal year-end audit adjustments;

             (d) promptly upon their becoming available, copies of any periodic or special documents, statements or other information, if any, filed by Borrower with the FCC or with any other Federal, state or local governmental agency or authority in connection with the construction and/or operation of the Business or with respect to the transactions contemplated by any of the Loan Documents, and copies of any material notices and other material communications from the FCC or from any other Federal, state or local governmental agency or authority;

             (e) immediately upon obtaining knowledge of any condition or event which either constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default, or which constitutes a breach of any covenant herein, or which renders any representation or warranty contained herein materially false or misleading, a certificate of Borrower, signed by an authorized officer of Borrower, specifying in reasonable detail the nature and period of existence thereof and what corrective action Borrower has taken or proposes to take with respect thereto;

             (f) within ninety (90) days after the end of each Fiscal Year, a certificate of Borrower, executed for and on its behalf by an authorized officer of Borrower, stating that there does not exist any condition or event which either constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default, or which constitutes a breach of any covenant hereunder or which renders any representation or warranty herein materially false or misleading;

             (g) promptly from time to time such other information regarding the operations, business affairs and condition (financial or otherwise) of Borrower or the Business as Lender may reasonably request.

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

         5.7 LITIGATION AND OTHER NOTICES. Borrower shall give Lender prompt written notice of the following: (a) all events of default or any event that would become an event of default upon notice or lapse of time or both under any of the terms or provisions of any note, or of any other evidence of indebtedness or agreement or contract governing the borrowing of money, of Borrower which would have a Material Adverse Effect; (b) any levy, attachment, execution or other process against any of the property or assets, real or personal, of Borrower which would have a Material Adverse Effect; (c) the filing or commencement of any action, suit or proceeding by or before any court or any Federal, state, municipal or other governmental department, commission, instrumentality or agency which, if adversely determined against Borrower, would materially impair Borrower's right to carry on the Business substantially as now conducted or contemplated or result in a Material Adverse Effect; (d) any letter or other correspondence, oral inquiry, communication or request of any kind from the FCC relating to any FCC License held or required to be held by Borrower which would or is reasonably likely or foreseeable to have a Material Adverse Effect on such Network, the Business or Borrower's financial condition or operations; and (e) any matter which has resulted in, or which Borrower reasonably believes will result in, a Material Adverse Effect.

         5.8 LANDLORD CONSENTS AND AGREEMENTS.

             (a) Borrower shall use its best efforts (which efforts shall not require Borrower to expend any funds) to obtain from each owner of real property in respect of which a Borrower Affiliate has entered into a Lease prior to the Effective Date at which Collateral is to be located a landlord/mortgage's waiver in substantially the form of Exhibit I hereto and shall deliver such landlord/mortgagee's waiver to Lender.

             (b) Borrower shall obtain from each owner of real property in respect of which a Borrower Affiliate has entered into a Lease (an "OWNER
LEASE") after the Effective Date at which Collateral is to be located a landlord/mortgagee's waiver in substantially the form of Exhibit I hereto and shall deliver such waiver to Lender. Each such Owner Lease shall contain a form of such landlord/mortgagee's waiver as an exhibit or attachment thereto.

             (c) In the event any Owner Lease referred to in Section 5.8(b) above has been recorded with the appropriate officer of the county in which the related real property is located, Borrower agrees to cause the related waiver also to be recorded with the such officer of such county.

         5.9 ERISA. Borrower shall comply and shall cause each Borrower Affiliate to comply, in all material respects with the applicable provisions of ERISA, including the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA and shall not permit a Reportable Event, as defined in ERISA, or a Prohibited Transaction, as defined in ERISA, to occur with respect to any employee benefit plans subject to ERISA.

         5.10 ACCESS TO PREMISES, RECORDS AND NETWORK. Borrower shall permit representatives of Lender to have access to Borrower's books and records and to the Collateral and the premises of Borrower at reasonable times upon reasonable notice and to make such excerpts from such records as such representatives deem necessary and to inspect the Collateral. Borrower shall grant or shall cause each Borrower Affiliate to grant, Lender access to the Networks for the purpose of inspecting the Collateral and monitoring any construction, modification or expansion thereof.

         5.11 ENVIRONMENTAL NOTICES. If Borrower shall:

             (a) receive notice that any material violation of any Federal, state or local environmental law or regulation may have been committed or is about to be committed by Borrower;

             (b) receive notice that any material administrative or judicial complaint or order has been filed or is about to be filed against Borrower alleging any material violations of any Federal, state or local environmental law or regulation or requiring Borrower to take any material action in connection with any Release of any Contaminant into the indoor or outdoor environment; or

             (c) receive any notice from a federal, state, or local governmental agency or private party alleging that Borrower may be liable or responsible for costs associated with a material response to or material cleanup of a Release of any Contaminant into the indoor or outdoor environment or any material damages caused thereby;

Borrower shall provide, or shall cause to provide, Lender with a copy of such notice within fifteen (15) days of receipt thereof. Within fifteen (15) days of Borrower having learned of the enactment or promulgation of any federal, state or local environmental law/or regulation which may result in any Material Adverse Effect, Borrower shall provide Lender with notice thereof.

         5.12 AMENDMENT OF ORGANIZATION DOCUMENT. Borrower shall notify Lender of any amendment to its Articles of Incorporation within ten (10) days of the occurrence of any such event, and provide Lender with copies of any amendments certified by the secretary of Borrower and of all other relevant documentation. Borrower will promptly deliver to Lender such financing statements executed by Borrower which Lender may request to continue Lender's first priority security interest in the Collateral as a result of any such event.

         5.13 FURTHER ASSURANCES. Borrower agrees to execute and deliver to Lender such additional assignments, agreements and instruments, at Borrower's expense, as Lender may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the Loan Documents or to better assure and confirm unto Lender its rights, powers and remedies hereunder and thereunder.

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

         5.14 ENVIRONMENTAL PERMITS, LICENSES, ETC. Borrower shall obtain all permits, licenses, and other authorizations which are required under, and shall be in material compliance with, all federal, state and local laws and
regulations   relating  to   pollution,   reclamation,   or  protection  of  the
environment, including laws relating to Releases or threatened Releases of Contaminants or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Contaminants.

         5.15 PAYMENT RESERVE. Within fifteen (15) days following receipt by Borrower from Lender of the Reserve Notice relating to any Conversion Date, Borrower will deposit or cause to be deposited with Escrow Agent the amount, if any, required so that the aggregate amount held in the Escrow Account equals the Reserve Amount calculated by Lender in the exercise of its reasonable judgment for such Conversion Date as set forth in such Reserve Notice. To the extent that the amount on deposit in the Escrow Account on any Conversion Date exceeds the Reserve Amount calculated for such Conversion Date, so long as no Event of Default has occurred and is continuing, Borrower may require Escrow Agent to remit the amount of such excess to Borrower. Upon the occurrence and during the continuation of any Event of Default, Lender may require Escrow Agent to remit any amounts held in the Escrow Account for application to the payment of any Obligation of Borrower to Lender then due and payable under this Agreement.

         5.16 MAINTENANCE OF COLLATERAL; RISK OF LOSS. Borrower shall and shall cause each Borrower Affiliate to maintain the Collateral in good repair, condition and working order (subject to ordinary wear and tear and obsolescence), and shall furnish any and all parts, mechanisms, and devices required to keep the Collateral in good repair, condition and working order (subject to ordinary wear and tear or obsolescence), at the sole cost and expense of Borrower and/or each Borrower Affiliate. Borrower and/or each Borrower Affiliate shall bear the entire risk of loss for theft, destruction, or other injury to the Collateral from any and every cause whatsoever. In the event of damage or loss to such Collateral (or any part thereof), and irrespective of payment from any insurance coverage maintained by Borrower, but applying full credit therefor, Borrower shall at the option of Lender, (a) place such Collateral in good repair, condition and working order; or (b) replace such Collateral (or any part thereof) with like equipment in good repair, condition and working order and grant to Lender a first priority security interest in such replacement equipment. In the event Borrower is required to restore any of the Collateral to good repair, condition and working order, Borrower shall have thirty (30) days after notice from Lender to commence and diligently pursue said repairs; provided, however, if, within ninety (90) days after Lender's notice, such Collateral is not placed in good repair, condition and working order or replaced with like equipment in good repair, condition and working order
(through no fault of Lender), Borrower shall promptly prepay to Lender the principal amount of any Loan to the extent that the proceeds of such Loan were used to acquire such Collateral. The terms of this Section 5.16 shall in no way limit or restrict any rights that Borrower may have against Lender (by reason of warranty or any other agreement between Lender and Borrower) arising in connection with Borrower's purchase of Collateral from Lender. Nor shall the terms of this Section 5.16 in any way modify or expand Lender's obligations to Borrower (by reason of warranty or any other agreement between Lender and Borrower) arising in connection with Borrower's purchase of the Collateral.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Borrower covenants and agrees with Lender that so long as this Agreement shall remain in effect or the Obligations hereunder or under any of the Loan Documents shall be unpaid, without the prior written consent of Lender:

         6.1 LIENS, ETC. Borrower shall not and shall not permit any Borrower Affiliate to create, incur, assume or suffer to exist, directly or indirectly, any Lien upon or with respect to the Collateral, now owned or hereafter acquired except for the following "PERMITTED LIENS":

             (1) Liens granted pursuant to the Loan Documents;

             (2) Liens for taxes, assessments or governmental charges or levies on property of Borrower if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being diligently contested in good faith and by appropriate proceedings and for which Borrower shall have set aside reserves on its books as required by GAAP;

             (3) Liens such as carrier's, warehousemen's and mechanic's liens and other similar liens, which arise in the ordinary course of business with respect to obligations not yet due or being contested in good faith by appropriate proceedings and for which Borrower shall have set aside reserves on its books as required by GAAP;

             (4) Liens arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security benefits other than any Lien imposed by ERISA; and

             (5) Liens consisting of extensions or renewals of the Liens referred to in clause (4) of this section, provided that the indebtedness secured thereby shall not be increased or refinanced pursuant to any such extension or renewal and no such extension or renewal shall extend any such Lien to additional Collateral.

         6.2 SALE OF ASSETS; CONSOLIDATION, MERGER, ETC. Borrower shall not:

             (1) consolidate with or merge into any other Person, or acquire all or substantially all of the assets of any of the capital stock of any Person; PROVIDED, HOWEVER, that Borrower may merge or consolidate with any affiliate of Borrower if, but only if:

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

                 (a)  Borrower  shall have  delivered to Lender  written  notice
thereof   not  later  than  thirty  (30)  days  prior  to  any  such  merger  or consolidation, together with a reasonably detailed description thereof;

                 (b) Borrower shall be the surviving entity and, if appropriate, shall have duly filed appropriate Uniform Commercial Code Financing Statements in the applicable Secretary of State and County Recorder's Offices in order to enable Lender to perfect and preserve its Lien on the Collateral theretofore owned by the merged or consolidated Borrower, and, concurrently with any such merger or consolidation, delivered to Lender acknowledgment of copies thereof evidencing such filing;

                 (c) After giving effect to any such merger or consolidation, no Event of Default or any event which, with the giving of notice or passage of time, would constitute an Event of Default shall have occurred and be continuing or shall exist hereunder.

             (2) sublease, transfer or otherwise dispose of all or substantially all of its assets in any transaction or series of related transaction, except for the Leases, the Security Agreements, and other sales and subleases in the ordinary course of business, which shall include dispositions of assets that are obsolete, surplus or replaced;

             (3)   liquidate,   dissolve   or  effect  a   recapitalization   or
reorganization in any form of transaction; or

             (4) become subject to any agreement or instrument which by its terms would restrict Borrower's rights or ability to perform in any material respect any of its obligations to Lender pursuant to the terms of the Loan Documents.

         6.3 GUARANTEES; THIRD-PARTY SALES AND LEASES. Except for endorsements of negotiable instruments, Borrower shall not directly or indirectly (i) assume any obligation or indebtedness of another Person (other than an Affiliate of Borrower) (ii) make or assume any Guarantee, or (iii) finance any third-party sales or leases, except for leases of Collateral in the ordinary course of business.

         6.4 INVESTMENTS. Borrower shall not, directly or indirectly, make any Investments except:

             (1) Investments in obligations issued by, or guaranteed by, the United States of America or any agency or instrumentality thereof, provided that such obligations mature within three hundred and sixty-five (365) days of the date of acquisition thereof; or

             (2) Investments in certificates of deposit, money market or other cash management accounts, bankers acceptances and Eurodollar time deposits with financial institutions having a long term deposit rating of at least A from Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively; or

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

             (3) Investments in commercial paper rated Pl or Al by Moody's Investor's Service, Inc. or Standard & Poor's Corporation, respectively.

         6.5 PERMITTED ACTIVITIES. Borrower shall not engage in any business or activity other than the operation of the Business.

         6.6 TRANSACTIONS WITH AFFILIATES. Except for the Leases, the Security Agreement and any other agreements contemplated by the Loan Documents, Borrower shall not directly or indirectly, enter into any transaction, including, without limitation, leases or other agreements for the purchase or use of any goods or services, with any Affiliate, except in the ordinary course of and pursuant to reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arm's length transaction with an unaffiliated Person.

         6.7 INDEBTEDNESS. Borrower shall not create or suffer to exist, or permit any of its subsidiaries to create or suffer to exist, any Debt except:

             (1) the Obligations;

             (2) Guarantees and third party financing permitted by SECTION 6.3;

             (3) purchase money Debt secured by Liens permitted by clause (5) of
SECTION 6.1;

             (4) obligations under capital or operating leases;

             (5) Debt which is subordinated to payment of the Obligations on terms approved by Lender, in its sole discretion, prior to the incurrence of, or execution of any agreement with respect to incurrence of, such Debt; and

             (6) Debt to any Affiliate of Borrower.

         6.8  MARGIN  REGULATION.  Borrower  shall not use or  permit  any other
Person to use any portion of the proceeds of any credit extended under this Agreement in any manner which might cause the extension of credit made by Lender or the application of such proceeds to violate the Securities Act of 1933 or Securities Exchange Act of 1934 (each as amended from time to time, and any successor statute) or to violate Regulation G, Regulation U, or Regulation X, or any other regulation of the Federal Reserve Board, in each case as in effect on the date or dates of such extension of credit and such use of proceeds.

         6.9 CORPORATE NAMES. Borrower shall not use any corporate or fictitious names other than the corporate name as shown in Borrower's Articles of Incorporation.

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

         6.10 SALE OF COLLATERAL. Borrower shall not, and shall not permit any Borrower Affiliate to, sell, transfer, lease (except for Leases to Borrower Affiliates as permitted hereby), sublease or otherwise dispose of any of the Collateral without the prior written consent of Lender, in its sole discretion.

         6.11 SALARIES AND COMPENSATION. Borrower shall not pay, whether directly or indirectly, any salary or other compensation, including fees, bonuses, profit-sharing and distributions, to any of its officers, directors or shareholders who are not involved in the management and/or operations of the Business.

                                   ARTICLE VII

                               COLLATERAL SECURITY

         7.1 COLLATERAL SECURITY. To secure payment and performance of the obligations, Borrower hereby grants to Lender (to the extent permitted by applicable law) a continuing security interest in and to the following property, whether now owned or hereafter acquired by Borrower and wheresoever located, to the extent acquired by Borrower with the proceeds of any Loan: (i) Lender and Non-Lender Equipment (collectively, "EQUIPMENT") and (ii) all software licenses and computer programs, accessories, parts, attachments, and appurtenances appertaining or attached to any of the Equipment (collectively, the "COLLATERAL") together with all substitutions, trade-ins, renewals and replacements of, and improvements and accessions to the Collateral, including Collateral classified as Borrower's inventory.

         7.2 PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN. Borrower shall execute and deliver to Lender at any time and from time to time at the request of Lender, all financing statements or other similar documents (and pay the cost of filing or recording the same in all public offices deemed necessary by Lender), as Lender may reasonably request, in a form satisfactory to Lender, to perfect and keep perfected the security interest in the Collateral granted by Borrower to Lender or to otherwise protect and preserve such Collateral and Lender's security interest therein or to enforce Lender's security interests in such Collateral in a manner consistent with the Loan Documents. Should Borrower fail to do so, Lender is authorized to sign any such financing statements as Borrower's agent. Borrower further agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                                  ARTICLE VIII

                           EVENTS OF DEFAULT; REMEDIES

         8.1 EVENTS OF DEFAULT. The following events shall each constitute an "EVENT OF DEFAULT":

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

             (a) Borrower shall fail to pay the principal of or interest on the Note, when due, whether as scheduled, at a date fixed for prepayment, by acceleration or otherwise and such failure shall continue for ten (10) days after the due date thereof; or

             (b) Borrower, a Borrower Affiliate or Guarantor shall fail to observe or perform any other covenant, condition or agreement to be observed or performed pursuant to the terms of the Loan Documents (other than a covenant in SECTION 5.14) and such failure is not cured within thirty (30) days after receipt by Borrower of written notice thereof; or

             (c) Any representation or warranty made by Borrower, a Borrower Affiliate or Guarantor in connection with this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect when made or delivered or when deemed made in accordance with the terms hereof or thereof; or

             (d) Borrower or Guarantor as the case may be, shall fail to pay any principal, premium or interest on any Debt, which Debt exceeds two hundred and fifty thousand dollars ($250,000) (in the case of Borrower) or five million dollars ($5,000,000) (in the case of Guarantor) when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default or event under any agreement or instrument relating to any such indebtedness or any other event, shall occur and shall continue after the applicable grace period, if any, specified in any such agreement or instrument if the effect of such default or event is to accelerate, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof as a result of any such event of default; or

             (e) Borrower or Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for Borrower or Guarantor or for a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) involuntarily dissolve, liquidate or wind up its affairs, or (iv) take action for the purpose of effecting any of the foregoing; or

             (f) A voluntary proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency or receivership law is filed by Borrower, a Borrower Affiliate or Guarantor or an involuntary proceeding is commenced against Borrower, a Borrower Affiliate or Guarantor and such proceeding is not dismissed within sixty (60) days after filing (or Borrower, a Borrower Affiliate or Guarantor consents to such filing at any time), or Borrower, Borrower Affiliate or Guarantor takes any action to authorize any of the foregoing matters; or

             (g) Borrower or Guarantor is not Solvent and such party shall not cure such condition within thirty (30) days of receipt of notice from Lender to such effect; or

             (h) Any FCC License or any other certificate or license necessary for the operation by Borrower of the Business shall not be obtained or shall cease to be in full force and effect, which in respect of a license of the FCC shall occur when an order revoking or terminating such license shall be issued which is no longer subject to further administrative and judicial review, or the FCC or any other governmental authority having jurisdiction over any such certificate or license shall, prior to the termination thereof, decide, which decision shall not be subject to further administrative or judicial review, not to renew such certificate or license; or

             (i) For any reason any Loan Document shall not be in full force and effect or shall not be enforceable in accordance with its terms, or any security interest or lien granted pursuant thereto shall fail to be perfected, other than as a result of an act or omission of Lender, or any party thereto other than Lender shall contest the validity of any Lien granted under, or shall disaffirm its obligations under, any Loan Document; or

             (j) A judgment or judgments for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or Five Hundred Thousand Dollars ($500,000) in the aggregate at any one time shall have been rendered against Borrower or a judgment or judgments for payment of money in excess of Two Millon Dollars ($2,000,000) at any one time shall have been rendered against the Guarantor and/or Borrower Affiliate, and the same shall have remained unsatisfied undischarged, unvacated, unbonded or unstayed for a period of forty-five (45) days during which no stay of execution shall have been obtained; or

             (k) For any reason, Borrower or Guarantor ceases to operate the Business; or

             (l) Either Borrower or Guarantor is enjoined, restrained or in any way prevented by the order of any court or administrative or regulatory agency from conducting any material portion of their respective business and such injunction, restraining order or other order is not vacated or stayed within thirty (30) days; or

             (m) Borrower or Guarantor becomes subject to any liabilities, costs, expenses, damages, fines or penalties which could reasonably be expected to have a Material Adverse Effect arising out of or related to (i) any Remedial Action in response to a Release or threatened Release at any location of any Contaminant into the indoor or outdoor environment or (ii) any material violation of any environmental, health or safety requirement of law; or

             (n) Either Borrower or Guarantor fails to comply with any provision of the Communications Act or any other FCC regulation or policy, and the effect of such failure is likely to result in a sanction by the FCC which could have a Material Adverse Effect on the operations and conditions of Borrower or Guarantor, financial or otherwise; or

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

             (o) Ownership of any Borrower Affiliate shall have been transferred so that it is no longer wholly owned by Borrower or an Affiliate.

         8.2 TERMINATION OF COMMITMENT; ACCELERATION. Upon the occurrence and at any time during the continuance of any Event of Default, Lender may:

             (a) by notice to Borrower, terminate Lender's Commitment to Borrower to make Loans hereunder; and

             (b) declare the Obligations to be immediately due and payable, whereupon the Obligations shall be immediately due and payable without notice of any kind; PROVIDED, HOWEVER, that if an Event of Default described in SECTION 8.1(E) OR 8.1(F) shall exist or occur, all of the Obligations shall automatically, without declaration or notice of any kind, be immediately due and payable.

         8.3 WAIVER OF DEMAND. Demand, presentment, protest and notice of nonpayment are hereby waived by Borrower. Borrower also waives the benefit of all valuation, appraisal and exemption laws to the extent permitted by applicable law.

         8.4 RIGHTS AND REMEDIES GENERALLY. If an Event of Default occurs, Lender shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Loan Documents, all of the rights and remedies of a secured party under the Code and other applicable laws and all other rights and remedies by law, all of which rights and remedies shall be cumulative, and non-exclusive, to the extent permitted by law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by Lender after the occurrence of an Event of Default may be for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public sale held in compliance with the procedures set forth in the Code, or, if permitted by law, private sale held in compliance with the procedures set forth in the Code, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Obligations then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. Lender may, in its sole discretion, cause the Collateral to remain on Borrower's or a Borrower Affiliate's premises, at Borrower's expense, pending sale or other disposition of the Collateral. Lender shall have the right to conduct such sales on Borrower's or a Borrower Affiliate's premises, at Borrower's expense, or elsewhere, on such occasion or occasions as Lender may see fit. Lender's rights under this Section shall be enforceable to the extent permitted by applicable law.

         8.5 ENTRY UPON PREMISES AND ACCESS TO INFORMATION. Following the occurrence and during the continuance of an Event of Default, Lender shall have the right to enter upon the premises of Borrower where the Collateral is located (or is believed to be located) without any obligation to pay rent to Borrower or a Borrower Affiliate, or any other place or places where the Collateral is believed to be located and kept, and render the Collateral unusable or remove the Collateral therefrom to the premises of Lender or any agent of

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

Lender, for such time as Lender may desire, in order effectively to collect or liquidate the Collateral, and/or Lender may require Borrower or a Borrower Affiliate to assemble the Collateral and make it available to Lender at a place or places to be designated by Lender. Lender shall have the right to obtain access to Borrower's data processing equipment or a Borrower Affiliate, computer hardware and software relating to the Collateral during normal business hours and to use all of the foregoing and the information contained therein in any manner Lender deems reasonably appropriate in connection with the exercise of its rights and remedies. Lender's rights under this Section shall be enforceable to the extent permitted by applicable law.

         8.6 SALE OR OTHER DISPOSITION OF COLLATERAL BY LENDER. Any notice required to be given by Lender of a sale, lease or other disposition by Lender pursuant to ARTICLE VIII with respect to any of the Collateral which is deposited in the United States mails, certified postage prepaid and duly addressed to Borrower and Guarantor and, each of them, at the address specified in SECTION 9.1 below, at least five (5) Business Days prior to such proposed action shall constitute fair and reasonable notice to Borrower and Guarantor of any such action. The net proceeds realized by Lender upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by Lender in connection therewith, shall be applied as provided herein toward satisfaction of the Obligations. Lender shall account to Borrower for any surplus realized upon such sale or other disposition, and Borrower shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Lender's security interest in the Collateral. Borrower agrees that Lender has no obligation to preserve rights to the Collateral against any other Persons. In connection with the exercise of any remedies pursuant to this section, Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, and, to the extent not prohibited by the terms of any applicable license or franchise agreements, Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit until the Obligations are paid in full. Lender's rights under this Section shall be enforceable to the extent permitted by applicable law.

         8.7 LENDER NOT LIABLE. Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral or of any instrument received in payment therefor or for any damages resulting therefrom (except to the extent such loss shall be finally adjudicated or otherwise conclusively determined to have been caused by the gross negligence or willful misconduct of Lender). Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission of any kind made in the settlement, collection or payment of any of the Collateral (except to the extent such loss shall be finally adjudicated or otherwise conclusively determined to have been caused by the gross negligence or willful misconduct of Lender). The costs of collection and enforcement, including, but not limited to, reasonable counsel fees and out-of-

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
pocket expenses, shall be borne solely by Borrower, whether the same are incurred by Lender or Borrower.

         8.8 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to tine, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness or other obligations at any time owing by Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by a courier service of recognized standing or mailed (or, if by telex, graphic scanning or other telegraphic or telecopy communications equipment of the sending party, delivered by such equipment) addressed

If to Borrower, to:

                           GST Switchco, Inc.
                           4317 North East Thurston Way
                           Vancouver, Washington 98662

                           Attention: Clifford  V. Sander
                                      Vice President and Treasurer

                           Facsimile: (360) 604-2878

with copy to:

                           Olshan, Grundman, Frome & Rosenzweig LLP
                           505 Park Avenue
                           New York, New York 10022-1170
                           Attention: Stephen Irwin, Esq.
                                      Daniel J. Gallagher, Esq.
                           Facsimile: (212) 755-1467

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

and if to Lender to:

                           Siemens Stromberg-Carlson
                           900 Broken Sound Parkway
                           Boca Raton, Florida 33487

                           Attention: Mr. Wayne Pitman
                           Facsimile: (407) 955-8771

with copy to:

                           Siemens Corporation
                           1301 Avenue of the Americas
                           New York, New York 10019

                           Attention: Martin V. Schwartz, Esq.
                           Facsimile: (212) 767-0581

with additional copy to:

                           Cooper, White & Cooper
                           201 California Street
                           17th Floor
                           San Francisco, California 94111
                           Attention: Jeffrey J. Wong, Esq.
                           Facsimile: (415) 433-5530

         All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (a) three (3) days after mailing when sent by registered or certified mail, postage prepaid, return receipt requested, or (b) upon receipt, if by courier service or any telegraphic communications equipment of the sender, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

         9.2 NO WAIVERS; AMENDMENTS.

             (a) No failure or delay of Lender to exercise any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, preclude any other or further exercise thereof or the exercise of any other right. No waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

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

             (b) Neither this Agreement nor any other Loan Documents may be amended or modified except pursuant to an agreement or agreements in writing executed by Borrower and Lender.

         9.3 GOVERNING LAW AND JURISDICTION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES. BORROWER AND LENDER CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN NEW YORK CITY IN THE STATE OF NEW YORK AND WAIVE ANY OBJECTION RELATING TO IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING BY SUCH COURT.

         9.4 EXPENSES; DOCUMENTARY TAXES. Borrower shall be obligated to pay all reasonable out-of-pocket expenses incurred by Lender in connection with (i) the creation, perfection, priority or protection of the Liens in the Collateral, including the reasonable attorneys' fees incurred both prior to and after the Effective Date to perfect the Lien in the Collateral, and (ii) the enforcement of Lender's rights in connection with this Agreement, any other Loan Documents or the Collateral, including all reasonable attorneys' fees and related expenses and costs; provided, however, that Borrower shall not be obligated to pay expenses incurred by Lender on or prior to the Effective Date to the extent that they exceed $100,000. Borrower agrees to indemnify Lender from and hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or any other Loan Document.

         9.5 EQUITABLE RELIEF. Borrower recognizes that, in the event that Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or any other Loan Document, any remedy at law may prove to be inadequate relief to Lender; therefore, Borrower agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         9.6 INDEMNIFICATION; LIMITATION OF LIABILITY.

             (a) Borrower agrees to protect, indemnify and hold harmless Lender and each of its officers, directors, employees, attorneys, consultants and agents (collectively the "INDEMNITIES") from and against any and all liabilities (including tort, negligence and strict liabilities), obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for and consultants of such Indemnities in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnities shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnities (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the other Loan Documents, or any act, event or transaction related or attendant thereto, the agreements of Lender contained herein, the making of Loans, the management of such Loans or the Collateral (including any liability under federal, state or local environmental laws or regulations) or the use or intended use of the proceeds of such Loans hereunder (collectively, the "INDEMNIFIED MATTERS"); provided that neither Borrower nor Guarantor shall have any obligation to any Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnities.

             (b) To the extent permitted by applicable law, no claim may be made by Borrower or any other Person against Lender or any of its affiliates, directors, officers, employees, agents, attorneys or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any of the Loan Documents or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, to the extent permitted by applicable law. Neither Lender nor any of its affiliates, directors, officers, employees, agents, attorneys or consultants shall be liable for any action taken or omitted to be taken by it or them under or in connection with any of the Loan Documents, except for its or their own gross negligence or willful misconduct.

             (c) If Borrower fails to pay promptly when due to any other Person monies which it is required to pay by reason of any provision in this Agreement, Lender may, but need not, pay the same and Borrower agrees to promptly reimburse Lender for such payment; PROVIDED, HOWEVER, Lender may not pay any amounts described in this sentence the validity of which Borrower is contesting, in proceedings which are being diligently pursued, and for which Borrower has created reserves therefor which are satisfactory to Lender. Any payments made by Lender shall not constitute: (i) an agreement by Lender to make similar payments in the future, or (ii) a waiver by Lender of any Event of Default.

         9.7 SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES, ETC. All warranties, representations, indemnities and covenants made by Borrower in any Loan Document survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Obligations and shall survive until repayment in full in immediately available funds of all Obligations (after which period Lender shall only have a right of indemnification from Borrower for any breach of any such warranties, representations and covenants during the

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

period for which such warranties, representations and covenants are in effect); PROVIDED, HOWEVER, that if the Lender for any reason is required to disgorge any payment with respect to the Obligations after the date that all of the Obligations are repaid in full in immediately available funds, then all warranties, representations and covenants made by Borrower or Guarantor shall be reinstated as though such full payment had not occurred and shall continue in effect until repayment in full in immediately available funds of all Obligations that are restored and/or created as a result of such payment disgorgement.

         9.8 SUCCESSORS AND ASSIGNS. Borrower may not assign or transfer any of its rights or obligations hereunder without Lender's prior written consent. Lender may not assign or transfer any of its rights or obligations hereunder to any Person (other than to Siemens Credit Corporation), without Borrower's prior written consent, which consent shall not be unreasonably withheld or delayed. Borrower agrees that it will not assert against any permitted assignee of Lender, including Siemens Credit Corporation, any defense, counterclaim or off-set that Borrower may have against Lender and that upon notice of any such assignment or transfer, it will pay all Obligations due under this Agreement to such assignee or transferee. Borrower acknowledges that any assignment or transfer by Lender shall not materially change Borrower's duties or obligations under this Agreement nor shall it materially increase the burdens or risks imposed on Borrower.

         9.9 SEVERABILITY. In case any one or more of the provisions contained in this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         9.10 COVER PAGE; TABLE OF CONTENTS AND SECTION HEADINGS. The cover page, Table of Contents and section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         9.11 COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if the signatures thereof and hereto were upon the same instrument.

         9.12 MARSHALLING; PAYMENTS SET ASIDE. Lender shall be under no obligation to marshall any assets in favor of Borrower or any other party or against or in payment of any or all of the Obligations. Notwithstanding any other provision hereof, to the extent that Borrower makes a payment or payments to Lender or Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, Federal or state law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not

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

been made or such enforcement or setoff had not occurred. Lender's rights under this Section shall be enforceable to the extent permitted by applicable law.

         9.13 SERVICE OF PROCESS. BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND, CONSENTS THAT ALL SERVICE OF PROCESS SHALL BE MADE BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER, AT THE ADDRESS INDICATED IN SECTION 9.1 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE
COMPLETED FIVE (5) BUSINESS DAYS AFTER SAME SHALL HAVE BEEN (1) POSTED AS AFORESAID OR (2) DELIVERED BY ANY OTHER PROCESS PERMITTED BY APPLICABLE LAW.

         9.14 WAIVER OF JURY TRIAL. BORROWER AND LENDER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. BORROWER AND LENDER EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         9.15 ENTIRE AGREEMENT, ETC. This Agreement (including all schedules and exhibits referred to herein), the Note and all other Loan Documents constitute the entire contract between the parties hereto with respect to the subject matter hereof and thereof and shall supersede and take the place of any other instrument purporting to be an agreement of the parties hereto relating to such subject matter.

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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                  GST SWITCHCO, INC., Borrower

                                  By:/s/ John Warta
                                     -----------------------------------------
                                         John Warta
                                         President and Chief Executive Officer

                                  SIEMENS STROMBERG-CARLSON, Lender

                                  By: SIEMENS COMMUNICATIONS SYSTEMS INC.
                                      Its General Partner

                                  By: /s/ Frederick R. Fromm
                                      -----------------------------------------
                                          Frederick R. Fromm
                                          President and Chief Executive Officer


                                       45